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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-215232

PROSPECTUS

CATERPILLAR FINANCIAL SERVICES CORPORATION

Offer to Exchange
$366,291,000 aggregate principal amount of
Medium-Term Notes, Series H, 1.931% Notes due 2021
(that we refer to as the "original notes")
(CUSIP Nos. 14913CAA8 and 14913FAA1)
for
$366,291,000 aggregate principal amount of
Medium-Term Notes, Series H, 1.931% Notes due 2021
(that we refer to as the "exchange notes")
(CUSIP No. 14912L7D7)
that have been registered under the Securities Act of 1933, as amended
(the "Securities Act")
The exchange offer will expire at 11:59 p.m.,
New York City time, on March 2, 2017, unless extended.

        We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the "exchange offer"), to exchange up to $366,291,000 aggregate principal amount of our outstanding original notes (CUSIP Nos. 14913CAA8 and 14913FAA1) for a like principal amount of our exchange notes (CUSIP No. 14912L7D7) that have been registered under the Securities Act. When we use the term "notes" in this prospectus, the term includes the original notes and the exchange notes unless otherwise indicated or the context otherwise requires. The terms of the exchange offer are summarized below and are more fully described in this prospectus.

        The terms of the exchange notes are identical in all material respects to the terms of the original notes, except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

        We will accept for exchange any and all original notes validly tendered and not validly withdrawn prior to 11:59 p.m., New York City time, on, March 2, 2017, unless extended (the "expiration date").

        You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

        We will not receive any proceeds from the exchange offer.

        The exchange of original notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

        No public market currently exists for the original notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for original notes that were acquired as a result of market making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original securities where such original securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        See "Risk Factors" beginning on page 8 to read about important factors you should consider before tendering your original notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2017

        This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the Securities and Exchange Commission (the "SEC"). See "Available Information." Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

Caterpillar Financial Services Corporation
Attention: Legal Department
2120 West End Avenue
Nashville, Tennessee 37203-0001
Telephone: 615-341-1000

        In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the exchange offer.

        No information in this prospectus constitutes legal, business or tax advice, and you should not consider it as such. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding the exchange offer.

Notice to Holders Outside the United States

        This prospectus is not a prospectus for the purposes of Directive 2003/71/EC (as amended, including by Directive 2010/73/EU, and including any relevant implementing measure in the relevant member state). This prospectus does not constitute an offer to sell or buy or the solicitation of an offer to sell or buy the original notes and/or the exchange notes, as applicable, and offers of original notes for exchange pursuant to the exchange offer will not be accepted from holders in any circumstances in which such offer or solicitation is unlawful. Each holder of original notes tendering for exchange notes will be deemed to have represented, warranted and agreed that, if it is a person resident in a member state of the European Economic Area, it is a "qualified investor" for the purposes of Article 2(1)(e) of Directive 2003/71/EC as amended by Directive 2010/73/EU.

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 FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus, including the documents incorporated by reference herein, may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to future events or our future financial performance, which may involve known and unknown risks and uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by any forward-looking statements. From time to time, we may also provide forward-looking statements in oral presentations to the public or in other materials we issue to the public. Forward-looking statements give current expectations or forecasts of future events about us. You may identify these statements by the fact that they do not relate to historical or current facts and may use words such as "believes," "expects," "estimates," "anticipates," "will," "should," "plan," "project," "intend," "could" and similar words or phrases. These statements are only predictions.

        Actual events or results may differ materially due to factors that affect international businesses, including changes in economic conditions and disruptions in the global financial and credit markets and changes in laws and regulations and political stability, as well as factors specific to us and the markets we serve, including the market's acceptance of our products and services, the creditworthiness of our customers, interest rate and currency rate fluctuations and estimated residual values of leased equipment. Moreover, we do not assume responsibility for the accuracy and completeness of those statements. Forward-looking statements are qualified in their entirety by reference to the factors discussed under the caption "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K most recently filed with the SEC, as supplemented in our subsequently filed Forms 10-Q and similar sections in subsequent filings that we incorporate by reference into this prospectus, which describe risks and factors that would cause results to differ materially from those projected in the forward-looking statements.

        Those risk factors may not be exhaustive. We operate in a continually changing business environment and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

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SUMMARY

        The following summary highlights selected information about us and the exchange offer and may not contain all of the information that is important to you. You should carefully read this entire prospectus and the documents incorporated by reference herein, including the risk factors and the financial statements and related notes incorporated by reference herein, before making an investment decision.

        Unless the context otherwise requires, references in this prospectus to "the Company," "we," "our," "ours" and "us" refer to Caterpillar Financial Services Corporation and all of its consolidated subsidiaries.

The Company

Overview

        We are a wholly-owned finance subsidiary of Caterpillar Inc. ("Caterpillar"). Our primary business is to provide retail and wholesale financing alternatives for Caterpillar products to customers and dealers around the world. Retail financing is primarily comprised of financing of Caterpillar equipment, machinery and engines. In addition, we also provide financing for vehicles, power generation facilities and marine vessels that, in most cases, incorporate Caterpillar products. We also provide wholesale financing to Caterpillar dealers and purchase short-term dealer receivables from Caterpillar. The various financing plans that we offer are primarily designed to increase the opportunity for sales of Caterpillar products and generate financing income for us. A significant portion of our activities is conducted in North America. However, we have additional offices and subsidiaries in Asia-Pacific, Europe and Latin America. We have more than 35 years of experience in providing financing for Caterpillar products, contributing to our knowledge of asset values, industry trends, product structuring and customer needs.

        We are a Delaware corporation that was incorporated in 1981. Our principal executive office is located at 2120 West End Avenue, Nashville, Tennessee 37203-0001 and our telephone number is (615) 341-1000.

Summary of the Exchange Offer

        On September 26, 2016, in connection with our private exchange offers, we issued an aggregate of $366,291,000 principal amount of Medium-Term Notes, Series H, 1.931% Notes due 2021. As part of that issuance, we entered into a registration rights agreement with the dealer managers of the private exchange offers, dated as of September 26, 2016 (the "Registration Rights Agreement"), in which we agreed, among other things, to deliver this prospectus to you and to use all commercially reasonable efforts to complete an exchange offer for the original notes. Below is a summary of the exchange offer. It may not contain all the information that is important to you. For a more complete description of the terms of the exchange offer, see "The Exchange Offer."

Securities Offered	$366,291,000 aggregate principal amount of Medium-Term Notes, Series H, 1.931% Notes due 2021 that have been registered under the Securities Act (the "exchange notes"). The form and terms of the exchange notes are identical in all material respects to those of the original notes, except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

Exchange Offer

Pursuant to the terms and subject to the conditions set forth in this prospectus, we are offering to exchange up to $366,291,000 principal amount of the outstanding original notes for a like principal amount of the exchange notes. You may tender original notes only in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. We will issue exchange notes promptly after the expiration of the exchange offer. In order to be exchanged, an original note must be validly tendered, not validly withdrawn and accepted. Subject to the satisfaction or waiver of the conditions of the exchange offer, all original notes that are validly tendered and not validly withdrawn will be exchanged. As of the date of this prospectus, there is $366,291,000 aggregate principal amount of original notes outstanding. The original notes were issued under the Indenture dated as of April 15, 1985, as supplemented (as so supplemented, the "Indenture") between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as the trustee (the "Trustee"). If all outstanding original notes are tendered for exchange, there will be $366,291,000 principal amount of exchange notes (that have been registered under the Securities Act) outstanding after this exchange offer.

Accrued Interest On the Exchange Notes and Original Notes

The exchange notes will bear interest from September 26, 2016. If your original notes are accepted for exchange, you will receive interest on the exchange notes and not on the original notes, provided that you will receive interest on the original notes and not the exchange notes if and to the extent the record date for such interest payment occurs prior to completion of the exchange offer. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Withdrawal Rights	Tenders may be withdrawn at any time before 11:59 p.m., New York City time, on the expiration date. See "The Exchange Offer—Withdrawal Rights."
Expiration Date; Tenders

The exchange offer will expire at 11:59 p.m., New York City time, on March 2, 2017, which is the twentieth business day of the offering period, unless we extend the period of time during which the exchange offer is open. In the event of any material change in the offer, we will extend the period of time during which the exchange offer is open, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change. By signing or agreeing to be bound by the letter of transmittal, you will represent, among other things, that:

• you are not our affiliate;
• you are not a broker-dealer tendering original notes that you acquired in exchange for securities acquired directly from us for your own account;

• the original notes being exchanged have been, and any exchange notes to be received by you will be, acquired in the ordinary course of its business;

•

you have no arrangement or understanding with any person to participate in, and are not engaged in and do not intend to engage in, the distribution, within the meaning of the Securities Act, of the exchange notes in violation of the provisions of the Securities Act; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that were acquired as a result of market making or other trading activities, you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes. For further information regarding resales of the exchange notes by broker-dealers, see the discussion under the caption "Plan of Distribution."

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions. If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes and extend the exchange offer period if necessary so that at least five business days remain in the exchange offer period following notice of any such material change. See "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding conditions to the exchange offer.

Certain U.S. Federal Income Tax Consequences	Your exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax Consequences."
Use of Proceeds; Expenses

We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers.

Exchange Agent

U.S. Bank Trust National Association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading "The Exchange Offer—Exchange Agent."

Procedures for Tendering Original Notes	A tendering holder must, at or prior to the expiration date:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address listed in this prospectus; or

•

if original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent's message to the exchange agent at the address listed in this prospectus.

See "The Exchange Offer—Procedures for Tendering Original Notes."
Special Procedures for Beneficial Holders

If you wish to participate in the exchange offer and your original notes are held by a custodial entity, such as a bank, broker, dealer, trust company or other nominee through The Depository Trust Company ("DTC"), you may do so through the automated tender offer program ("ATOP") of DTC. By participating in the exchange offer, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal. See "The Exchange Offer—Procedures for Tendering Original Notes."

Consequences of Failure to Exchange

If you do not exchange your original notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your original notes. In general, you may offer or sell your original notes only:

• if they are registered under the Securities Act and applicable state securities laws;
• if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or
• if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Although your original notes will continue to accrue interest, they will generally retain no rights under the Registration Rights Agreement. We currently do not intend to register the original notes under the Securities Act. Under some circumstances, holders of the original notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell exchange notes received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of the original notes by these holders. For more information regarding the consequences of not tendering your original notes and our obligations to file a shelf registration statement, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange the Original Notes" and "Registration Rights Agreement."

Acceptance of Original Notes and Delivery of Exchange Notes

Subject to the conditions stated in the section "The Exchange Offer—Conditions to the Exchange Offer" of this prospectus, we will accept for exchange any and all original notes which are properly tendered in the exchange offer and not validly withdrawn before 11:59 p.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date. See "The Exchange Offer—Terms of the Exchange Offer."

Regulatory Requirements

Following the effectiveness of the registration statement covering the exchange offer by the SEC, no other material federal regulatory requirement must be complied with in connection with this exchange offer.

Resales

Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that exchange notes issued under this exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of original notes who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker dealer who purchased the original notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above mentioned no action letters, (ii) will not be entitled to tender its original notes in the exchange offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Risk Factors

For a discussion of significant risk factors applicable to the exchange notes and the exchange offer, see "Risk Factors" beginning on page 8 of this prospectus for a discussion of factors you should consider carefully before deciding to participate in the exchange offer.

Summary of the Exchange Notes

        The following is a summary of the terms of the exchange notes. The form and terms of the exchange notes are identical in all material respects to those of the original notes except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes. The exchange notes will evidence the same debt as the original notes and will be governed by the same indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the exchange notes, see the section of this prospectus entitled "Description of Exchange Notes."

Issuer	Caterpillar Financial Services Corporation
Notes Offered	$366,291,000 aggregate principal amount of exchange notes due 2021.
Maturity Date	October 1, 2021.
Interest Rate
Interest will accrue on the exchange notes from September 26, 2016, at the rate of 1.931% per annum, and will be payable in cash semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2017. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Interest Payment Dates	Interest will accrue from, and including, September 26, 2016, and will be payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2017.
Ranking
The exchange notes will be unsecured obligations of Caterpillar Financial Services Corporation and will rank equally in right of payment with all other existing and future senior unsecured indebtedness of Caterpillar Financial Services Corporation issued under the Indenture. The exchange notes are solely our obligations and are not guaranteed by Caterpillar Inc.
Optional Redemption
We may redeem the exchange notes in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of: (i) 100% of the principal amount of the exchange notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the exchange notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below), plus 12.5 basis points; in each case, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date. See "Description of Exchange Notes—Optional Redemption."

Restrictions	The Indenture governing the exchange notes contains certain restrictions for your benefit. These restrictions restrict our ability to, among other things, incur secured debt and merge or consolidate or convey, transfer or lease our properties and assets substantially as an entirety, and require us to observe and perform in all material respects all covenants and agreements of the Company contained in the support agreement between Caterpillar and us. These covenants are subject to certain significant exceptions. See "Description of Exchange Notes—Certain Restrictions."
Form and Denomination	The exchange notes will be issued in fully registered form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. See "Description of Exchange Notes—Book-Entry System."
No Listing of the Exchange Notes
We do not intend to apply to list the exchange notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system. Accordingly, we cannot provide assurance as to the development or liquidity of any market for the exchange notes.
Further Issuances
We may "reopen" the issuance of exchange notes at any time by offering additional notes with terms identical (other than issue date and issue price) to those of the existing exchange notes, provided that any additional exchange notes would be treated as fungible with the original exchange notes for United States federal income tax purposes. See "Description of Exchange Notes—Further Issuances."
Trustee	U.S. Bank Trust National Association
Risk Factors	See "Risk Factors—Risks Related to the Exchange Notes" beginning on page 9 of this prospectus for important information regarding us and an investment in the exchange notes.

RISK FACTORS

        Investing in the exchange notes involves risks. You should consider carefully the following risks and all of the information under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference into this prospectus, as well as the other information included in or incorporated by reference into this prospectus, before deciding whether to tender your original notes for exchange in the exchange offer. In addition, there may be other risks that a holder should consider that are relevant to its own particular circumstances or generally.

 Risks Related to the Exchange Offer

The consummation of the exchange offer may not occur.

        We will exchange up to the aggregate principal amount of original notes for exchange notes that are tendered in compliance with, and pursuant to the terms and subject to the conditions of the exchange offer described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their exchange notes, during which time those holders of original notes will not be able to effect transfers of their original notes tendered in the exchange offer. We may, however, waive these conditions at our sole discretion prior to the expiration date. See "The Exchange Offer—Conditions to the Exchange Offer."

Some holders may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

        If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased original notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the exchange notes it receives in exchange for original notes in the exchange offer. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their exchange notes.

Late deliveries of original notes or any other failure to comply with the exchange offer procedures could prevent a holder from exchanging its original notes.

        Holders of original notes are responsible for complying with all exchange offer procedures. The issuance of exchange notes in exchange for original notes will only occur upon proper completion of the procedures described in this prospectus under "The Exchange Offer." Therefore, holders of original notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedure.

Risks Related to the Failure to Exchange

You may have difficulty selling the original notes that you do not exchange.

        If you do not exchange your original notes for exchange notes pursuant to the exchange offer, the original notes you hold will continue to be subject to the existing transfer restrictions. The original notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not anticipate that we will register the original notes under the Securities Act. After the exchange offer is consummated, the trading market for the remaining untendered original notes may be small and inactive. Consequently, you may find it difficult to sell any original notes you continue to hold or to sell such original notes at the price you desire because there will be fewer original notes of such series outstanding.

Risks Related to the Exchange Notes

The exchange notes do not restrict our ability to incur additional debt or prohibit us from taking other actions that could negatively impact holders of the exchange notes.

        The exchange notes and Indenture under which the exchange notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the exchange notes, including making it more difficult for us to satisfy our obligations with respect to the exchange notes, a loss in the market value of your exchange notes and a risk that the credit rating of the exchange notes is lowered or withdrawn.

        The terms of the exchange notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the Indenture and the exchange notes, including repurchasing indebtedness or common shares or preferred shares, if any, or paying dividends, could have the effect of diminishing our ability to make payments on the exchange notes when due.

Our credit ratings may not reflect all risks of an investment in the exchange notes.

        Our credit ratings are an assessment by independent rating agencies of our ability to pay our obligations. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value and marketability of the exchange notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors on the value of the exchange notes.

If an active trading market does not develop for the exchange notes, you may be unable to sell your exchange notes or to sell your exchange notes at a price that you deem sufficient.

        The exchange notes are a new issue of securities for which there currently is no established trading market. We do not intend to list the exchange notes on a national securities exchange or arrange for quotation on any automated dealer quotation system. No assurance can be given:

  •
  that a market for the exchange notes will develop or continue;

  •
  as to the liquidity of any market that does develop; or

  •
  as to your ability to sell any exchange notes you may own or the price at which you may be able to sell your exchange notes.

We may choose to redeem the exchange notes when prevailing interest rates are relatively low.

        As described under "Description of Exchange Notes—Optional Redemption," we have the right to redeem the exchange notes in whole or from time to time in part at the redemption prices described under the caption "Description of Exchange Notes—Optional Redemption." We may choose to redeem the exchange notes from time to time. In the event that prevailing interest rates are relatively low when we elect to redeem the exchange notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the exchange notes being redeemed.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the original notes. Any original notes that are properly tendered and accepted for exchange pursuant to the exchange offer will be retired and cancelled.

 RATIO OF PROFIT TO FIXED CHARGES

        The table below sets forth our ratio of profit to fixed charges for each of the periods indicated:

Year ended December 31,					Nine months ended June 30,
2015	2014	2013	2012	2011	2016	2015
2.04	2.18	1.94	1.72	1.60	1.95	2.09

        For purposes of calculating these ratios, profit consists of income before income taxes plus fixed charges. Profit is reduced by our equity in profit of certain partnerships in which we participate. Fixed charges consist of interest on borrowed funds (including any amortization of debt discount, premium and issuance expense) and a portion of rentals representing interest.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        When we completed the first issuance of the original notes in connection with our private exchange offers on September 26, 2016, we entered into a Registration Rights Agreement with the dealer managers of the private exchange offers. Under the Registration Rights Agreement, we agreed to file a registration statement with the SEC relating to the exchange offer within 120 calendar days of the original issue date of the original notes. We also agreed to use our commercially reasonable efforts to cause the registration statement to become effective with the SEC within 180 days of the final settlement date of the original notes (unless such registration statement is reviewed by the SEC, in which case within 270 days of the original issue date of the original notes) and to consummate this exchange offer no later than the 265th calendar day following the original issue date of the original notes (unless the registration statement is reviewed by the SEC, in which case no later than the 345th calendar day following the original issue date of the original notes). The Registration Rights Agreement provides that we will be required to pay additional interest to the holders of the original notes if we fail to comply with such filing, effectiveness and offer consummation requirements. See "Registration Rights Agreement" below for more information on the additional interest we will owe if we do not complete the exchange offer within a specified timeline.

        The exchange offer is not being made to holders of original notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction. A copy of the Registration Rights Agreement has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on September 27, 2016, and is available from us upon request. See "Available Information."

        Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Registration Rights Agreement" and "Plan of Distribution."

Terms of the Exchange Offer

        Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange original notes that are properly tendered before 11:59 p.m., New York City time, on the expiration date and not validly withdrawn as permitted below. We will issue a like principal amount of exchange notes in exchange for the principal amount of the corresponding original notes tendered under the exchange offer. As used in this prospectus, the term "expiration date" means, March 2, 2017 which is the twentieth business day of the offering period. However, if we have extended the period of time for which the exchange offer is open, the term "expiration date" means the latest date to which we extend the exchange offer.

        As of the date of this prospectus, $366,291,000 aggregate principal amount of the original notes is outstanding. The original notes were issued under the Indenture. This prospectus, together with the letter of transmittal, is first being sent on or about February 2, 2017, to all holders of original notes known to us. Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described below under "—Conditions to the Exchange Offer." We reserve the right to extend the period of time during which the exchange offer is open. We may elect to extend the exchange offer period if less than 100% of the original notes are tendered or if any condition to consummation of the exchange offer has not been satisfied as of the expiration date and it is likely that such condition will be satisfied after such date. In addition, in the event of any material change in the exchange offer, we will extend the period of time during which the exchange offer is open if necessary so that at least five business days remain in the offering period following notice of the material change.

In the event of such extension, and only in such event, we may delay acceptance for exchange of any original notes by giving oral or written notice of the extension to the holders of original notes as described below. During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of the exchange offer.

        Original notes tendered in the exchange offer must be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. No dissenter's rights of appraisal exist with respect to the exchange offer.

        We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "—Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal.

Procedures for Tendering Original Notes

        The tender to us of original notes by you as set forth below and our acceptance of the original notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, for a holder to validly tender original notes for exchange pursuant to the exchange offer, a properly completed and duly executed letter of transmittal (or a manually signed facsimile thereof), with any required signature guarantee or, in the case of a book-entry transfer, an agent's message (as defined below) in lieu of such letter of transmittal, and any other required documents must be received by U.S. Bank Trust National Association, as exchange agent, at the address set forth under "—Exchange Agent" prior to the expiration date. In addition, a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such original notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer, as described below under "—Book-Entry Transfers," must be received by the exchange agent, prior to the expiration date.

        Tender instructions will be accepted only in a minimum principal amount equal to $1,000 and integral multiples of $1,000 in excess thereof. Exchange notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. We will not accept any tender of any original notes of a particular series if the holder tendering such original notes would, upon consummation of the exchange offer, hold less than $1,000 principal amount of such series of original notes.

        To tender original notes that are held through DTC, DTC participants should transmit their acceptance through the ATOP procedures of DTC, and DTC is expected to then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. If the original notes are registered in the name of a person other than the signer of the letter of transmittal, the letter of transmittal must be accompanied by appropriate bond powers, signed exactly as the name of the registered holder appears on the security position listing, with the signature on the bond powers guaranteed as described below.

        Any beneficial owner whose original notes are registered in the name of a broker-dealer, commercial bank, trust company or other nominee and who wishes to tender original notes should contact such registered holder promptly and instruct the holder to tender such original notes on the beneficial owner's behalf. If such beneficial owner wishes to tender such original notes itself, such beneficial owner must, before completing and executing the letter of transmittal and delivering such original notes, either make appropriate arrangements to register ownership of the original notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

        Holders desiring to tender original notes pursuant to ATOP must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC.

        The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

        The method of delivery of original notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by regular U.S. mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery and receipt by the exchange agent. No letter of transmittal or original notes should be sent to anyone other than the exchange agent.

Guarantee of Signature

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the original notes surrendered for exchange are tendered for the account of an Eligible Institution. An "Eligible Institution" is one of the following firms or other entities identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (as the terms are defined in such Rule 17Ad-15):

  •
  a bank;

  •
  a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

  •
  a credit union;

  •
  a national securities exchange, registered securities association or clearing agency; or

  •
  a savings institution that is a participant in a Securities Transfer Association recognized program.

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a recognized participant (a "Medallion Signature Guarantor") in the Securities Transfer Agent Medallion Program. If original notes are registered in the name of a person other than the signer of the letter of transmittal, the original notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by, the registered holder with the signature thereon guaranteed by a Medallion Signature Guarantor.

        We in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of original notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular original note not properly tendered or to not accept any particular original note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities of the exchange offer as to any particular original note (including the right to waive the ineligibility of any holder who seeks to tender original notes in the exchange offer) or to waive any conditions of the exchange offer with respect to all original notes tendered in the exchange offer. Our interpretation of the terms and conditions of the exchange offer as to any particular original note (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of original notes for exchange, and no one will be liable for failing to provide such notification.

        If the letter of transmittal or any original notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

Book-Entry Transfers

        For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the original notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of original notes may be effected through book-entry transfer at DTC, the letter of transmittal (or facsimile thereof) or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "—Exchange Agent" prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent.

No Guaranteed Delivery

        There are no guaranteed delivery provisions applicable to the exchange offer under the terms of this prospectus or any of the other offer materials. Holders must tender their original notes in accordance with the procedures set forth above under "—Procedures for Tendering Original Notes."

Absence of Dissenters' Rights

        Holders of the original notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes; Return of Original Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept for exchange all outstanding original notes.

        For purposes of the exchange offer, we shall be deemed to have accepted validly tendered original notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

        Pursuant to the terms and subject to the conditions of the exchange offer, delivery of the exchange notes will be made on the settlement date upon receipt of such notice. The exchange agent will act as agent for participating holders of the original notes for the purpose of receiving original notes from, and transmitting exchange notes to such holders. With respect to tendered original notes that are to be returned to holders, such original notes will be returned without expense to the tendering holder promptly (or, in the case of original notes tendered by book-entry transfer, such original notes will be credited to the account maintained at DTC from which such original notes were delivered) after the expiration or termination of the exchange offer.

        In all cases, issuance of exchange notes for original notes that are accepted for exchange and payment of cash will be made only after timely receipt by the exchange agent of:

  •
  a timely book-entry confirmation of such original notes into the exchange agent's account at DTC;

  •
  a properly completed and duly executed letter of transmittal (or manually signed facsimile thereof) or an agent's message in lieu thereof; and

  •
  all other required documents.

        If, for any reason, acceptance for exchange of tendered original notes, or issuance of exchange notes in exchange for validly tendered original notes pursuant to the exchange offer is delayed, or we are unable to accept tendered original notes for exchange or to issue exchange notes in exchange for validly tendered original notes pursuant to the exchange offer, then the exchange agent may, nevertheless, on behalf of us, retain the tendered original notes, without prejudice to our rights described under "—Conditions to the Exchange Offer" below and "—Withdrawal Rights" below, but subject to Rule 14e-1 under the Exchange Act, which requires that we pay the consideration offered or return the original notes tendered promptly after the termination or withdrawal of the exchange offer.

        If any tendered original notes are not accepted for exchange for any reason pursuant to the terms and subject to the conditions of the exchange offer, such original notes will be credited to an account maintained at DTC, designated by the participant therein who so delivered such original notes promptly following the expiration date or the termination of the exchange offer.

        Holders of original notes tendered and accepted for exchange pursuant to the exchange offer will be entitled to all or a portion of the accrued and unpaid interest on their original notes to, but not including, the settlement date payable on the settlement date. Under no circumstances will any additional interest be payable because of any delay by the exchange agent or DTC in the transmission of funds to the holders of accepted original notes or otherwise.

        Tendering holders of original notes accepted in the exchange offer will not be obligated to pay brokerage commissions or fees to us or the exchange agent or, except as set forth below, to pay transfer taxes with respect to the exchange of their original notes. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

Withdrawal Rights

        Original notes tendered before the withdrawal date may be withdrawn at any time prior to the withdrawal date. Original notes tendered after the withdrawal date may not be withdrawn, unless required by law. To be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth below under "—Exchange Agent" on or prior to the withdrawal date. This notice must:

  •
  specify the name of the person having tendered the original notes to be withdrawn and, if different, the name of the registered holder of such original notes (or, in the case of original notes tendered by book-entry transfer, the name of the DTC participant whose name appears on the security position as the owner of such original notes);

  •
  identify the original notes to be withdrawn (including the principal amount of such original notes);

  •
  unless transmitted through ATOP, be signed by the holder of such original notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees (or, in the case of original notes tendered by a DTC participant through ATOP, be signed by such participant in the same manner as the participant's name is listed in the applicable agent's message), or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of such original notes; and

  •
  if the letter of transmittal was executed by a person other than the registered holder, be accompanied by a properly completed irrevocable proxy that authorized such person to effect such withdrawal on behalf of such holder.

        The signature on the notice of withdrawal must be guaranteed by a Medallion Signature Guarantor unless such original notes have been tendered for the account of an Eligible Institution.

        Withdrawal of original notes may only be accomplished in accordance with the foregoing procedures. Withdrawal of tenders of original notes may not be rescinded, and any original notes validly withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer. However, original notes validly withdrawn may thereafter be retendered at any time on or before the Expiration Date by following the procedures described above under "—Procedures for Tendering Original Notes."

        We will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. None of us, the Trustee for the original notes, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and may terminate or amend the exchange offer, if at any time prior to 11:59 p.m., New York City time, on the expiration date any of the following events occurs:

  •
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might materially impair our ability to proceed with the exchange offer; or

  •
  the exchange offer or the making of any exchange by a holder of original notes would violate applicable law or any applicable interpretation of the staff of the SEC.

        In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. We are required to make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment.

Exchange Agent

        U.S. Bank Trust National Association has been appointed as the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of original notes, or a beneficial owner's commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the address and telephone number set forth below. Manually signed copies of the letter of transmittal will be accepted. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

By Messenger, Mail or Overnight Delivery:
U.S. Bank Trust National Association
Attn: Corporate Actions
111 Fillmore Avenue
St. Paul, MN 55107-1402

By Facsimile Transmission (Eligible Institutions Only):
(651) 466-7367
Confirm by Telephone:
(800) 934-6802

Delivery of the letter of transmittal to an address other than to the address of the exchange agent set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Other Fees and Expenses

        We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes and the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the exchange offer, including out-of-pocket expenses for the exchange agent, will be paid by us.

Transfer Taxes

        We will pay any transfer taxes in connection with the tender of original notes in the exchange offer unless you instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Consequences of Exchanging or Failing to Exchange the Original Notes

        Holders of original notes who do not exchange their original notes for exchange notes under this exchange offer will remain subject to the restrictions on transfer of such original notes as set forth in the legend printed on the original notes as a consequence of the issuance of the original notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the original notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of the original notes under the Securities Act. See "Registration Rights Agreement."

        Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration and prospectus delivery requirements under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below. However, any holder of exchange notes who is one of our "affiliates" (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker-dealer who purchased the original notes for its own account other than as a result of market-making activities or other trading activities, for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act and who exchanges such original notes for exchange notes in the exchange offer:

  •
  will not be able to rely on the interpretation of the SEC's staff;

  •
  will not be able to tender its original notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements. See "Plan of Distribution."

        We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC's staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Accounting Treatment

        For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. The costs of the exchange offer will be expensed as they are incurred.

DESCRIPTION OF EXCHANGE NOTES

        The exchange notes will be issued under the Indenture between us and the Trustee. The following summary of certain provisions of the Indenture and the exchange notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the exchange notes, including the definitions therein of certain terms. Whenever particular provisions of or terms defined in the Indenture are referred to, such provisions and defined terms are incorporated by reference as part of the statement made. You should read the full text of the Indenture.

        For purposes of this "Description of Exchange Notes," references to "the Company," "we," "our," "ours" and "us" refer to Caterpillar Financial Services Corporation and do not include any of its subsidiaries.

General

        The Indenture does not limit the amount of securities that may be issued pursuant to the Indenture. The exchange notes constitute a part of a series of debt securities designated as Medium-Term Notes, Series H under the Indenture. As of January 31, 2017, we had approximately $17.3 billion of debt securities outstanding under the Indenture, including approximately $10.5 billion of Medium-Term Notes, Series H. We may issue additional Medium-Term Notes, Series H with terms the same as or different from the exchange notes in such amounts as may be authorized by us from time to time.

        The exchange notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

        Except as described in "—Certain Restrictions—Restrictions on Liens and Encumbrances" below, the Indenture does not contain any provision which will restrict us from incurring, assuming or becoming liable with respect to any indebtedness or other obligations. In addition, although the support agreement between Caterpillar and us does provide that Caterpillar will ensure that we will maintain a tangible net worth of at least $20 million and will maintain a ratio of earnings and interest expense to interest expense of not less than 1.15 to 1, the Indenture does not contain any provision which would afford holders of the exchange notes other protection upon the occurrence of a highly leveraged transaction involving the Company which may adversely affect the creditworthiness of the exchange notes.

Interest on the Exchange Notes

        The exchange notes will bear interest from the September 26, 2016, at 1.931% per annum. Interest on the exchange notes will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2017 (each such date, an "Interest Payment Date"), and at maturity. Interest payable on the exchange notes will be paid to the respective holders of record on March 15 and September 15, respectively, whether or not a Business Day (as defined under "—Optional Redemption" below), immediately preceding the April 1 and October 1 Interest Payment Date, respectively. Except as otherwise specified under "—Book-Entry System" below with respect to exchange notes represented by global certificates, such interest payments will be made by check mailed to the registered holder entitled thereto at the address appearing in the securities register.

        The exchange notes will mature on October 1, 2021, such date being referred to as the "Maturity Date" with respect to the exchange notes.

        If an Interest Payment Date or the Maturity Date is not a Business Day, we will pay interest or principal on the next Business Day. However, interest on the payments will not accrue for the period from the original payment date to the date we make the payments. We will calculate the interest based on a 360-day year consisting of twelve 30-day months.

Ranking

        The exchange notes will be unsecured obligations of the Company and will rank equally in right of payment with all other existing and future senior unsecured indebtedness of the Company issued under the Indenture. The exchange notes are solely our obligations and are not guaranteed by Caterpillar.

Optional Redemption

        The exchange notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the exchange notes to be redeemed; or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on the exchange notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus 12.5 basis points, in each case, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

        "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the exchange notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such exchange notes.

        "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if, after seeking at least five Reference Treasury Dealer Quotations and excluding the highest and lowest Reference Treasury Dealer Quotations, the Independent Investment Banker obtains fewer than five such Reference Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means any of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated or SG Americas Securities, LLC and any of their respective successors and assigns, as appointed by us, or, if any of the foregoing is unwilling or unable to select the Comparable Treasury Issue, a nationally recognized investment banking institution which is a Primary Treasury Dealer appointed by us.

        "Reference Treasury Dealer" means (i) any of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated or SG Americas Securities, LLC and any of their respective successors and assigns, as appointed by us, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer (a "Primary Treasury Dealer"), we will substitute for such dealer another Primary Treasury Dealer, and (ii) any other nationally recognized Primary Treasury Dealer selected by the Independent Investment Banker and acceptable to us.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York, New York time, on the third Business Day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (or, if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

        Holders of the exchange notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the exchange notes are to be redeemed, the Trustee will select the particular notes or portions thereof for redemption from the outstanding notes not previously called, pro rata or by lot, or in such other manner as we shall direct.

Certain Restrictions

Support Agreement

        We have a support agreement with Caterpillar which provides, among other things, that Caterpillar will:

  •
  remain directly or indirectly, our sole owner;

  •
  ensure that we will maintain a tangible net worth of at least $20 million;

  •
  permit us to use (and we are required to use) the name "Caterpillar" in the conduct of our business; and

  •
  ensure that we maintain a ratio of earnings and interest expense (as defined in the support agreement) to interest expense of not less than 1.15 to 1.

        The Indenture provides that we:

  •
  will observe and perform in all material respects all of our covenants or agreements contained in the support agreement;

  •
  to the extent possible, will cause Caterpillar to observe and perform in all material respects all covenants or agreements of Caterpillar contained in the support agreement; and

  •
  will not waive compliance under, amend in any material respect or terminate the support agreement; provided, however, that the support agreement may be amended if that amendment would not have a material adverse effect on the holders of any outstanding debt securities of any series or if the holders of at least 66 2/3% in principal amount of the outstanding debt securities of each series so affected (excluding from the amount so outstanding and from such holders, the holders of such series who are not so affected) shall waive compliance with the provisions of this section insofar as it relates to that amendment.

        The support agreement is not a guarantee by Caterpillar of any of our obligations, indebtedness or liabilities.

Restrictions on Liens and Encumbrances

        We will not create, assume or guarantee any secured debt without making effective provision for securing the debt securities (and, if we so determine, any other indebtedness of ours or guaranteed by us), equally and ratably with that secured debt. The term "secured debt" means indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or encumbrance on any of our property of any character. This covenant does not apply to debt secured by:

  •
  certain mortgages, pledges, liens, security interests or encumbrances in connection with the acquisition, construction or improvement of any fixed asset or other physical or real property by us;

  •
  mortgages, pledges, liens, security interests or encumbrances on property existing at the time of acquisition thereof, whether or not assumed by us;

  •
  mortgages, pledges, liens, security interests or encumbrances on property of a corporation existing at the time that corporation is merged into or consolidated with us or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us;

  •
  mortgages, including mortgages, pledges, liens, security interests or encumbrances, on our property in favor of the United States of America, any state thereof or any other country, or any agency, instrumentality or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to those mortgages;

  •
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage, pledge, lien or encumbrance referred to in the foregoing four items; or

  •
  any mortgage, pledge, lien, security interest or encumbrance securing indebtedness owing by us to one or more of our wholly-owned subsidiaries.

        Notwithstanding the above, we may, without securing the debt securities, create, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of all secured debt then outstanding (not including secured debt permitted under the foregoing exceptions) at such time does not exceed 5% of our consolidated net tangible assets. The Indenture provides that we will not consolidate or merge with, and will not convey, transfer or lease our property, substantially as an entirety, to, another corporation if as a result any of our properties or assets would become subject to a lien or mortgage not permitted by the terms of the Indenture unless effective provision is made to secure the debt securities equally and ratably with (or prior to) all indebtedness thereby secured.

        The term "consolidated net tangible assets" means, as of any particular time, the aggregate amount of assets after deducting therefrom (i) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, tradenames, unamortized debt discount and expense and other like intangibles, all as shown in our and our subsidiaries' most recent consolidated financial statements prepared in accordance with generally accepted accounting principles.

        The term "subsidiary," as used in this section, means any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect directors is owned directly or indirectly by us or by one or more other corporations, more than 50% of the outstanding stock of which is similarly owned or controlled.

Events of Default and Notices

        The following events are defined in the Indenture as "Events of Default":

  •
  failure to pay principal of or premium, if any, on any Medium-Term Notes, Series H, including the exchange notes, when due;

  •
  failure to pay interest on any debt security of the Medium-Term Notes, Series H, including the exchange notes, when due, continued for 60 days;

  •
  default in the performance, or breach, of any term or provision of those covenants contained in the Indenture that are described under "—Certain Restrictions—Support Agreement" above;

  •
  failure to perform any of our other covenants in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than the Medium-Term Notes, Series H), continued for 60 days after written notice given to us by the Trustee or the holders of at least 25% in principal amount of, the outstanding Medium-Term Notes, Series H;

  •
  Caterpillar or one of its wholly-owned subsidiaries shall at any time fail to own all of the issued and outstanding shares of our capital stock;

  •
  default in payment of principal in excess of $10,000,000 or acceleration of any indebtedness for money borrowed in excess of $10,000,000 by us (including a default with respect to debt securities of any series other than the Medium-Term Notes, Series H), if such indebtedness has not been discharged or becomes no longer due and payable or such acceleration has not been rescinded or annulled, within 10 days after written notice given to us by the Trustee or the holders of at least 10% in principal amount of the outstanding Medium-Term Notes, Series H;

  •
  certain bankruptcy, insolvency or reorganization events relating to us; and

  •
  certain bankruptcy, insolvency or reorganization events relating to Caterpillar or one of its subsidiaries if those events affect any significant part of our assets or those of any of our subsidiaries.

        If an Event of Default with respect to the Medium-Term Notes, Series H shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Medium-Term Notes, Series H may declare the principal amount of all debt securities of that series to be due and payable immediately; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of outstanding Medium-Term Notes, Series H may rescind and annul that declaration and its consequences.

        The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to the Medium-Term Notes, Series H, will give to the holders of the Medium-Term Notes, Series H notice of all uncured defaults known to it (the term default to mean the events specified above without grace periods), provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security, the Trustee will be protected in withholding that notice if it in good faith determines that the withholding of that notice is in the interest of the holders of debt securities.

        We will be required to furnish to the Trustee annually a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each default.

        The holders of a majority in principal amount of the outstanding Medium-Term Notes, Series H will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, exercising any trust or power conferred on the Trustee with respect to the Medium-Term Notes, Series H, and to waive certain defaults.

        Under the Indenture, record dates may be set for certain actions to be taken by the holders with respect to Events of Default, declaring an acceleration, or rescission and annulment thereof, the direction of the time, method and place of conducting any proceeding for any remedy available to the Trustee, exercising any trust or power conferred on the Trustee or waiving any default.

        The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to those provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Medium-Term Notes, Series H unless they have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with that request.

        The occurrence of an Event of Default under the Indenture may give rise to a cross-default under other series of debt securities issued under the Indenture and other indebtedness of ours which may be outstanding from time to time.

Further Issuances

        We may "reopen" the issuance of exchange notes at any time by offering additional notes with terms identical (other than issue date and issue price) to those of the existing exchange notes, provided that any additional exchange notes would be treated as fungible with the original exchange notes for United States federal income tax purposes.

Modification and Waiver

        Modifications and amendments of the Indenture may be made by us and the Trustee with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of the outstanding debt securities issued under the Indenture which are affected by the modification or amendment, provided that no such modification or amendment may, without a consent of each holder of such debt securities affected thereby:

  •
  change the stated maturity date of the principal of or premium, if any, or any installment of interest, if any, on any such debt security;

  •
  reduce the principal amount of or premium, if any, or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

  •
  change the place or currency of payment of principal of or premium, if any, or interest, if any, on any such debt security;

  •
  impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

  •
  reduce the above-stated percentage of holders of debt securities necessary to modify or amend the Indenture; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults.

        A record date may be set for certain actions of the holders with respect to consenting to any amendment.

        Certain modifications and amendments of the Indenture may be made by us and the Trustee without the holders of outstanding debt securities consenting. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the Indenture after the changes take effect.

        The holders of not less than 66 2/3% in aggregate principal amount of each series of the outstanding debt securities issued under the Indenture may prospectively waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the Indenture. The holders of at least a majority in aggregate principal amount of each series of the outstanding debt securities issued under the Indenture may, on behalf of the holders of all outstanding debt securities of that series, waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of, or premium, if any, or interest on any outstanding debt securities of that series or in respect of an Indenture covenant which cannot be modified or amended without the consent of each holder of such debt securities.

        The Indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, a debt security will not be "outstanding" if (i) it has been surrendered for cancellation; (ii) we have deposited or set aside, in trust for its holder, money for its payment or redemption; (iii) the security has been paid by us pursuant to the Indenture or exchanged for other debt securities; or (iv) we or one of our affiliates own the security.

        The Indenture also provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder:

  •
  the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of that determination upon acceleration of the maturity thereof; and

  •
  the principal amount of a debt security denominated in a foreign currency or a composite currency will be the U.S. dollar equivalent, determined on the basis of the rate of exchange on the business day immediately preceding the date of our original issuance of the debt security in good faith, of the principal amount of that debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent, determined based on the rate of exchange prevailing on the business day immediately preceding the date of original issuance of that debt security, of the amount determined as provided in the first item above).

Consolidation, Merger, or Sale

        We cannot consolidate or merge with another company or convey, transfer or lease our properties and assets substantially as an entirety to another company unless:

  •
  we are the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the payment of principal of and interest on the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding on us;

  •
  immediately after giving effect to the merger, consolidation, or sale, no Event of Default under the Indenture (with or without notice or lapse of time or both) shall have happened and be continuing; and

  •
  if as a result of the merger, consolidation or sale our properties or assets become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Indenture,

    we or the successor corporation take steps necessary to secure the debt securities equally and ratably with (or prior to) all indebtedness secured.

Book-Entry System

        The exchange notes will be issued in book-entry form. We have established a depository arrangement with DTC with respect to the exchange notes, the terms of which are summarized below.

        DTC will act as securities depositary for the exchange notes. The exchange notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global security will be issued for the exchange notes, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of the exchange notes exceeds $500,000,000, one global security will be issued with respect to each $500,000,000 of principal amount and an additional global security will be issued with respect to any remaining principal amount of the exchange notes. No global security may be transferred except as a whole by a nominee of DTC to DTC or to another nominee of DTC, or by DTC or that nominee to a successor of DTC or a nominee of that successor.

        So long as DTC or its nominee is the holder of a global security, DTC or its nominee, as the case may be, will be the sole owner of the exchange notes represented thereby for all purposes under the Indenture. Except as otherwise provided below, the beneficial owners of the global security or securities representing the exchange notes will not be entitled to receive physical delivery of certificated notes and will not be considered the holders of those notes for any purpose under the Indenture, and no global security representing the exchange notes shall be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of DTC and, if such beneficial owner is not a participant in DTC's system (a "participant"), on the procedures of the participant through which that beneficial owner owns its interest in order to exercise any rights of a registered holder under such global security or the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those limits and those laws may impair the ability to transfer beneficial interests in a global security representing the exchange notes.

        The exchange notes represented by one or more global notes are exchangeable for certificated notes of like tenor as the exchange notes if:

  •
  the depositary for such global notes notifies us that it is unwilling or unable to continue as depositary for such global notes or if at any time such depositary ceases to be a clearing agency registered under the Exchange Act;

  •
  we in our discretion at any time determine not to have all of the exchange notes represented by one or more global note or notes and notify the Trustee of such determination; or

  •
  an Event of Default has occurred and is continuing with respect to the exchange notes.

        Any global note that is exchangeable will be exchangeable in whole for certificated notes in registered form with the same terms, in an equal aggregate principal amount in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Certificated notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

        The following is based on information furnished by DTC:

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17 A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among its participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges in its participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers (including the agents), banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. The Depository Trust & Clearing Corporation is owned by the users of its regulated subsidiaries. Access to DTC's system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC rules applicable to its participants are on file with the SEC.

        Purchases of the exchange notes under DTC's system must be made by or through direct participants, which will receive a credit for those exchange notes on DTC's records. The beneficial ownership interest of each actual purchaser of each exchange note represented by a global security ("beneficial owner") is in turn to be recorded on the records of the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing the exchange notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners of a global security representing the exchange notes will not receive certificates representing their ownership interests in a global security, except in the event that use of the book-entry system for those exchange notes is discontinued.

        To facilitate subsequent transfers, all global securities representing the exchange notes deposited by direct participants with DTC are registered in the name of DTC's nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities representing the exchange notes; DTC's records reflect only the identity of the direct participants to whose accounts exchange notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        If applicable, redemption notices will be sent to Cede & Co. If less than all of the exchange notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.

        Redemption proceeds, distributions, and dividend payments on the global securities representing the exchange notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts, upon DTC's receipt of funds and corresponding detailed information from us or the Trustee, on the payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the Trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        A beneficial owner will give notice of any option to elect to have its exchange notes purchased or tendered, through its participant, to the Trustee, and will effect delivery of such exchange notes by causing the direct participant to transfer the participant's interest in the global security representing those exchange notes, on DTC's records, to the Trustee. The requirement for physical delivery of the exchange notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the global security representing those exchange notes are transferred by direct participants on DTC's records and followed by a book-entry credit of the tendered exchange notes to the Trustee's account with DTC.

        DTC may discontinue providing its services as depositary with respect to the exchange notes at any time by giving reasonable notice to us or the Trustee. Under those circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any agent take responsibility for the accuracy thereof.

Global Clearance and Settlement Procedures

        Initial settlement for the exchange notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

Sinking Fund

        The exchange notes will not be entitled to any sinking fund.

Trustee

        U.S. Bank Trust National Association, which is the Trustee under the Indenture, has performed and may in the future perform for us and our subsidiaries various commercial banking services, for which it has received and will receive customary fees and expenses.

Payment and Paying Agents

        We will maintain in the place of payment for the exchange notes an office or agency where the exchange notes may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the exchange notes and the Indenture. The Trustee will initially act as such office or agency with respect to the exchange notes.

        We will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the

Trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee. We have appointed the Trustee as our agent to receive all presentations, surrenders, notices and demands with respect to the exchange notes.

Governing Law

        The Indenture is, and the exchange notes will be, governed by the laws of the State of New York.

REGISTRATION RIGHTS AGREEMENT

        On September 26, 2016, we and the dealer managers of the private exchange offers entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to conduct this exchange offer, whereby holders of original notes can exchange their original notes for a like aggregate principal amount of exchange notes that are identical in all material respects. We have filed with the SEC a registration statement (the "Exchange Offer Registration Statement") with respect to the exchange notes. Upon the effectiveness of the Exchange Offer Registration Statement, we will offer to the holders of the original notes, of which this prospectus is a part, who are able to make certain representations the opportunity to exchange their original notes for exchange notes pursuant to the exchange offer.

        The following description of the material provisions of the Registration Rights Agreement entered into by the Company is a summary only. Because this section is a summary, it does not describe every aspect of the Registration Rights Agreement. This summary is subject to, and qualified in its entirety by, reference to all the provisions of the Registration Rights Agreement, which is incorporated by reference into the Exchange Offer Registration Statement. A copy of the form of Registration Rights Agreement is also available upon request to us at our address as set forth under "Available Information" below. In addition, the information below concerning specific interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and holders should consult their own legal advisors with respect to those matters.

        Pursuant to the Registration Rights Agreement, we have agreed, for the benefit of the holders of the original notes, at our own expense, to:

  •
  file the Exchange Offer Registration Statement with respect to the exchange offer no later than 120 calendar days after the original issue date of the original notes;

  •
  use our commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act within (i) 180 calendar days after the original issue date of the original notes, or (ii) if the Exchange Offer Registration Statement is reviewed by the SEC, 270 calendar days after the original issue date of the original notes; and

  •
  use our commercially reasonable efforts to keep the Exchange Offer Registration Statement effective until the settlement of the exchange offer.

        Upon effectiveness of the Exchange Offer Registration Statement under the Securities Act, we will use our commercially reasonable efforts to commence promptly the exchange offer, and to complete the exchange offer not later than (i) the 265th calendar day following the original issue date of the original notes, or (ii) if the Exchange Offer Registration Statement is reviewed by the SEC, the 345th calendar day following the original issue date of the original notes. We will keep the exchange offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to holders of the original notes.

        For each original note surrendered to us pursuant to the exchange offer, the holder who surrendered such original note will receive an exchange note having a principal amount equal to that of the surrendered original note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the original notes surrendered in exchange therefor or, if no interest has been paid on such original note, from the original issue date of such original note. The exchange notes will vote and consent together with the original notes on all matters on which holders of the original notes and exchange notes are entitled to vote and consent.

SEC Interpretations

        Based on existing interpretations of the Securities Act by the staff of the SEC in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by the holders, other than holders who are broker-dealers, without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any holder of original notes who is our affiliate or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any participating broker-dealer who purchased the original notes for its own account other than as a result of market-making activities or other trading activities, for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act and who exchanges such original notes for exchange notes in the exchange offer:

  •
  will not be able to rely on the interpretations by the staff of the SEC;

  •
  will not be able to tender its original notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes, unless the sale or transfer is made under an exemption from those requirements.

        We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange notes as it has in other interpretations to third parties.

        Each holder of original notes who wishes to exchange original notes for exchange notes in this exchange offer is required to represent to us that:

  •
  it is not our affiliate;

  •
  it is not a broker-dealer tendering original notes that it acquired in exchange for securities acquired directly from us for its own account;

  •
  the original notes being exchanged have been, and any exchange notes to be received by it will be, acquired in the ordinary course of its business; and

  •
  it has no arrangement or understanding with any person to participate in, and is not engaged in and does not intend to engage in, the distribution, within the meaning of the Securities Act, of the exchange notes in violation of the provisions of the Securities Act.

        In addition, in connection with resales of exchange notes, any broker-dealer that acquired exchange notes for its own account as a result of market-making or other trading activities ("Exchanging Broker-Dealers") must deliver a prospectus meeting the requirements of the Securities Act. We believe that Exchanging Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes with this prospectus. Under the Registration Rights Agreement, we have agreed to make available, for a period of up to 180 days following the consummation of the exchange offer, a prospectus meeting the requirements of the Securities Act to any Exchanging Broker-Dealer for use in connection with any resale of any exchange notes acquired in the exchange offer.

Shelf Registration

        If:

  (1)
  we determine, based upon the advice of outside counsel, that the exchange offer may not be completed because it would violate any applicable law or applicable interpretations of the SEC;

  (2)
  for any reason, the exchange offer is not consummated within the time period required by the Registration Rights Agreement;

  (3)
  we are given notice by any holder prior to the day that is 20 calendar days following the completion of the exchange offer that such holder was prohibited by law or SEC policy from participating in the exchange offer (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act); or

  (4)
  in the case of any holder of original notes that participates in the exchange offer, such holder does not receive freely tradable exchange notes in exchange for tendered original notes (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act), it being understood that the requirement that Exchanging Broker-Dealers comply with the prospectus delivery requirements described above shall not result in their exchange notes being considered not freely tradable, we will, in addition to or instead of effecting the registration of the exchange notes pursuant to the Exchange Offer Registration Statement, as the case may be, at our own expense:

  •
  as promptly as practicable, but not more than 60 calendar days after the occurrence of any event in (1), (2), (3) or (4) above, file with the SEC a shelf registration statement covering resales of the original notes (the "Shelf Registration Statement"), or, if permitted by Rule 430B under the Securities Act, otherwise designate an existing effective registration statement for use by the holders of the original notes as a Shelf Registration Statement relating to the resales of such original notes or exchange notes by the holders thereof;

  •
  use our commercially reasonable efforts to cause the Shelf Registration Statement to become effective under the Securities Act within (i) 120 calendar days after the date, if any, on which we became obligated to file the Shelf Registration Statement, or (ii) if the Shelf Registration Statement is reviewed by the SEC, 210 calendar days after the date, if any, on which we became obligated to file the Shelf Registration Statement; and

  •
  use our commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of the first anniversary of the effective date of such Shelf Registration Statement or such shorter period of time that terminates when all original notes eligible to be sold under the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, provided that we may fail to keep the shelf registration statement effective and usable for offers and sales of original notes for specified periods under certain circumstances.

        We will, in the event of the filing of a Shelf Registration Statement, provide or make available to each holder of original notes that are covered by the Shelf Registration Statement copies of the prospectus that is a part of the Shelf Registration Statement and notify each such holder when the Shelf Registration Statement has been filed or designated and when it has become effective.

        A holder of original notes that sells the original notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus, to deliver information to be used in connection with the shelf registration, and to deliver a prospectus to purchasers, will be subject to the civil liability provisions under the Securities Act in connection with the sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to the holder, including certain indemnification obligations.

Additional Interest

        Pursuant to the terms of the Registration Rights Agreement, the occurrence of any of the following events will constitute a "Registration Default":

  •
  the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 120th calendar day following the original issue date of the original notes;

  •
  neither (i) the exchange offer has been completed on or prior to the 265th calendar day following the original issue date of the original notes or, if the Exchange Offer Registration Statement is reviewed by the SEC, on or prior to the 345th calendar day following the original issue date of the original notes, nor (ii) the Shelf Registration Statement has become effective on or prior to the 180th calendar day after the date, if any, on which we became obligated to file the Shelf Registration Statement or, if the Shelf Registration Statement is reviewed by the SEC, on or prior to the 270th calendar day after such date;

  •
  the Exchange Offer Registration Statement has become effective but the exchange offer is not consummated on or prior to the 265th calendar day following the original issue date of the original notes or, if the Exchange Offer Registration Statement is reviewed by the SEC, on or prior to the 345th calendar day following the original issue date of the original notes;

  •
  the Exchange Offer Registration Statement has become effective but ceases to be effective or usable for its intended purpose prior to consummation of the exchange offer (unless such ineffectiveness is cured within 180 calendar days following the original issue date of the original notes or, if the Exchange Offer Registration Statement is reviewed by the SEC, within 270 calendar days following the original issue date of the original notes); or

  •
  the Shelf Registration Statement, if applicable, has become effective but ceases to be effective or usable for its intended purpose for more than 180 days, whether or not consecutive, during any 12-month period.

        If a Registration Default occurs, then additional interest will accrue on the original notes, in addition to the rate shown on the cover page of this prospectus, from and including the date on which any such Registration Default shall occur to, but not including, the date on which the Registration Default has been cured, at the rate of 0.25% per year, plus an additional 0.25% per year from and during each period in which the Registration Default has continued for more than 90 days. In no event will the additional interest on the original notes exceed 0.50% per year. Any additional interest will constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to any holder of affected original notes with respect to any Registration Default.

Governing Law

        The Registration Rights Agreement will be governed by the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a general summary of certain U.S. federal income tax consequences to beneficial owners of original notes whose original notes are tendered and accepted in the exchange offer and of certain U.S. federal income tax consequences of the ownership and disposition of exchange notes received pursuant to the exchange offer. This summary does not address the tax consequences to beneficial owners of exchange notes that acquire exchange notes other than pursuant to the exchange offer. This summary is based on U.S. federal income tax laws, regulations, rulings and judicial decisions now in effect, all of which are subject to change or differing interpretation, possibly with retroactive effect. The summary is limited to exchanging beneficial owners of original notes that have held the original notes, and will hold the exchange notes, as "capital assets" within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The summary does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular beneficial owner of original notes or exchange notes or to certain types of beneficial owners of original notes or exchange notes that might be subject to special tax rules (such as banks, tax-exempt entities, insurance companies, S corporations, dealers in securities or currencies, traders in securities electing to mark to market, entities and arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes and partners and beneficial owners of such partnerships or other pass-through entities, beneficial owners that incurred or will incur indebtedness to purchase or carry the original notes or exchange notes, beneficial owners that hold the original notes or will hold the exchange notes as a position in a "straddle," hedge, or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or beneficial owners that have a "functional currency" other than the U.S. dollar). This summary does not address the U.S. federal alternative minimum tax consequences of exchanging original notes for exchange notes pursuant to the exchange offer or of the ownership of exchange notes. In addition, this summary does not discuss any United States state or local income or foreign income or other tax consequences.

        As used herein, a "U.S. holder" is a beneficial owner of original notes or exchange notes that is, for U.S. federal income tax purposes, (a) a citizen or resident of the United States as determined for U.S. federal income tax purposes, (b) a corporation, or other entity classified as a corporation for such purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (c) an estate, the income of which is subject to U.S. federal income taxation regardless of the source of the income, or (d) a trust if a court within the United States can exercise primary supervision over its administration and one or more "United States persons," as defined in the Code, have the authority to control all of the substantial decisions of the trust, or the trust has validly elected to be treated as a "United States person" under applicable regulations.

        As used herein, a "non-U.S. holder" is a beneficial owner of original notes or exchange notes that is neither a U.S. holder nor a partnership, or an entity or arrangement classified as a partnership, for U.S. federal tax purposes.

        If a partnership holds original notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding original notes should consult its tax advisor with regard to the U.S. federal income tax consequences of the tender of original notes in the exchange offer and of certain U.S. federal income tax consequences of the ownership and disposition of exchange notes received pursuant to the exchange offer.

        THIS SUMMARY IS NOT, NOR SHOULD IT BE CONSTRUED AS, TAX ADVICE. ALL HOLDERS AND BENEFICIAL OWNERS OF ORIGINAL NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE CONSEQUENCES TO THEM OF THE EXCHANGE OFFER AND THE OWNERSHIP AND DISPOSITION OF EXCHANGE NOTES, INCLUDING THE

APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX LAWS.

General Considerations

The Exchange

        An exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. Consequently, a holder of original notes will not recognize gain or loss for U.S. federal income tax purposes as a result of exchanging original notes for exchange notes pursuant to the exchange offer. The holding period of the exchange notes will be the same as the holding period of the original notes and the tax basis in the exchange notes should be the same as the adjusted tax basis in the original notes as determined immediately before the exchange.

Tax Consequences to Holders Who Do Not Participate in the Exchange Offer

        The exchange offer will not be a taxable event with respect to holders who do not participate in the exchange offer and such holders will be subject to U.S. federal income tax on the original notes in the same manner, at the same time and in the same amount as before the exchange offer.

U.S. Holders—Ownership and Disposition of the Exchange Notes

Payment of Interest

        The stated interest on the exchange notes will be taxed as ordinary interest income that is included in the U.S. holder's gross income in accordance with the U.S. holder's regular method of accounting for U.S. federal income tax purposes. Neither the original notes nor the exchange notes will be treated as issued with original issue discount.

Market Discount

        If a U.S. holder's initial tax basis in the exchange notes is less than their stated principal amount, subject to a de minimis exception, the U.S. holder will be treated as having purchased the exchange notes at a "market discount." In such case, a U.S. holder will be required to treat any principal payment on, or any gain realized on the sale, exchange or other disposition of, the exchange notes as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount accrued on the exchange notes and not previously included in income. A U.S. holder also may be required to defer the deduction of all or a portion of any interest paid or accrued on indebtedness incurred or maintained to purchase or carry the exchange notes. Alternatively, a U.S. holder may elect (with respect to the exchange notes and all other market discount obligations acquired by the U.S. holder after the first day of the first taxable year to which such election applies) to include market discount in income currently as it accrues. This election, once made, may only be revoked with the consent of the Internal Revenue Service (the "IRS"). Market discount is considered to accrue ratably during the period from the date of acquisition to the maturity date of the exchange notes, unless a U.S. holder elects to accrue market discount on the basis of a constant interest rate. Amounts includible in income as market discount generally are treated as ordinary interest income. In addition, for purposes of the foregoing rules, the amount of market discount accrued on the exchange notes will include the amount of any accrued unrecognized market discount that was carried over to the original notes in connection with the receipt of such original notes pursuant to the private exchange offers.

Bond Premium

        If a U.S. holder's initial tax basis in the exchange notes is greater than its stated principal amount, such U.S. holder will be treated as having acquired the exchange notes with "amortizable bond premium" equal in amount to such excess. A U.S. holder may elect (with respect to the exchange notes and all of the U.S. holder's other taxable obligations with amortizable bond premium held on or acquired by such holder after the first day of the first taxable year to which such election applies) to amortize such premium using a constant yield method over the remaining term of the exchange notes and may offset interest income otherwise required to be included in respect of the exchange notes during any taxable year by the amortized amount of such excess for the taxable year. This election, once made, may only be revoked with the consent of the IRS. If a U.S. holder does not elect to amortize any bond premium and holds the exchange notes to maturity, then, in general, the holder will recognize a capital loss equal to the amount of such premium when the exchange notes mature. The deduction of capital losses may be subject to limitations.

Disposition of Exchange Notes

        In general, a U.S. holder's sale or other taxable disposition of exchange notes will result in gain or loss in an amount equal to the difference between the amount realized (excluding amounts attributable to accrued but unpaid interest, which would be treated as a payment of interest) and the U.S. holder's adjusted tax basis in the exchange notes immediately before the disposition. Subject to the market discount rules discussed above, any such gain or loss will be long-term capital gain or loss if at the time of the disposition the U.S. holder has held the exchange notes for more than one year, and otherwise will be short-term capital gain or loss. Subject to limited exceptions, capital losses cannot be used to offset ordinary income. Non-corporate taxpayers generally are subject to reduced rates of U.S. federal income taxation on long-term capital gains.

Medicare Tax

        A 3.8% Medicare tax will be imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 (or $250,000 in the case of joint filers or $125,000 in the case of married individuals filing separate returns) and on the undistributed net investment income of certain estates and trusts.

        For these purposes, "net investment income" generally will include interest (including interest paid or accrued with respect to exchange notes), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption or other taxable disposition of exchange notes) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain.

Information Reporting and Backup Withholding

        In general, information reporting requirements will apply with respect to payments to U.S. holders, including interest, on the exchange notes during each calendar year. Under certain circumstances, a U.S. holder may be subject to backup withholding at a current rate of 28% on payments of interest on, and the proceeds of a sale, exchange or redemption of the exchange notes, as the case may be. Backup withholding generally will not apply with respect to payments made to certain "exempt recipients" such as corporations (within the meaning of Section 7701(a) of the Code) or certain tax-exempt entities. In the case of a U.S. holder who is a non-exempt recipient, backup withholding generally applies only if such recipient (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report payment of interest and dividends properly and the IRS has notified the withholding agent that the recipient is subject to backup withholding or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding for failure to report interest or dividend payments. Backup withholding is not an additional tax. Rather, any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against such holder's U.S.

federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders—Ownership and Disposition of the Exchange Notes

Interest on Exchange Notes

        Under current U.S. federal income tax laws, and subject to the discussion below under "—Backup Withholding and Information Reporting" and "—Foreign Account Tax Compliance," U.S. federal withholding tax will not apply to payments of principal of and interest on the exchange notes to a non-U.S. holder provided that, in the case of interest, the non-U.S. holder: (1) does not, directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder; (2) is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through stock ownership (as provided in the Code); (3) is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and (4) provides a signed written statement, on an IRS Form W-8BEN or W-8BEN-E (or other applicable form) which can reliably be related to it, certifying under penalties of perjury that it is not a "United States person" within the meaning of the Code and providing its name and address to: (i) the relevant paying agent or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the non-U.S. holder's exchange notes on the non-U.S. holder's behalf and that certifies to the relevant paying agent under penalties of perjury that it, or the bank or financial institution between it and the non-U.S. holder, has received from it its signed, written statement and provides us or our exchange agent with a copy of this statement.

        The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury Regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

        If the non-U.S. holder cannot satisfy the requirements described above, payments of interest made to it will be subject to 30% United States federal withholding tax unless it provides to the relevant paying agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on its exchange notes is not subject to withholding tax because it is effectively connected with its conduct of a trade or business in the United States, subject to tax as described below under "Effectively Connected Income," or (2) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

Disposition of the Exchange Notes

        Generally, any gain recognized by a non-U.S. holder on the sale, exchange, redemption or other taxable disposition of the exchange notes (other than amounts attributable to accrued and unpaid interest, which will be treated as described under "Interest on Exchange Notes" above) will be exempt from U.S. federal income and withholding tax, unless: (1) the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), in which case such gain will be taxed as described under "Effectively Connected Income" below; or (2) the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year, and certain other conditions are met.

        An individual non-U.S. holder that is described under clause (2) above will be subject to a flat 30% tax on gain derived from the sale, which generally may be offset by U.S. capital losses (notwithstanding the fact that he or she may not be considered a U.S. resident). Such non-U.S. holders are urged to consult their tax advisors as to the tax consequences of such sale.

Effectively Connected Income

        If interest, gain or other income recognized by a non-U.S. holder on the exchange notes is "effectively connected" with the non-U.S. holder's conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will not be subject to the withholding tax discussed above if the non-U.S. holder provides a properly completed and executed IRS Form W-8ECI, but the non-U.S. holder generally will be subject to U.S. federal income tax on the interest, gain or other income as if it were a United States person (as defined in the Code). See "—U.S. Holders—Ownership and Disposition of the Exchange Notes" above. In addition to this U.S. federal income tax, if the non-U.S. holder is a corporation, it may be subject to a 30% branch profits tax.

Backup Withholding and Information Reporting

        Information reporting on Form 1099 and backup withholding will not apply to payments of principal and interest made to a non-U.S. holder on exchange notes if the certification described above under "Interest on Exchange Notes" is received, provided that the payor does not have actual knowledge that the non-U.S. holder is a U.S. person. However, interest may be required to be reported annually on IRS Form 1042-S. Payments of the proceeds from the sale by a non-U.S. holder of exchange notes made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, the U.S. branch of a foreign bank or a foreign insurance company, a foreign partnership controlled by U.S. persons or engaged in a U.S. trade or business, or a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, information reporting may apply to such payments. Payments to a non-U.S. holder of the proceeds from the sale of exchange notes through the U.S. office of a broker are subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

Foreign Account Tax Compliance

        Sections 1471 through 1474 of the Code and the Treasury Regulations thereunder ("FATCA") impose withholding taxes on certain types of payments made to "foreign financial institutions," as specially defined under FATCA, and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on payments of interest on, and gross proceeds from the sale or other disposition of, the notes paid to a foreign financial institution unless the foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity of a certain type unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information to the IRS or to the withholding agent regarding each substantial U.S. owner. These rules currently apply payments of interest and are expected to apply to payments of gross proceeds from the sale or other disposition of the exchange notes after December 31, 2018. Holders should consult their tax advisors regarding the application of FATCA to the exchange offers and the acquisition, ownership or disposition of the exchange notes.

        The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and income tax situations. Holders should consult their tax advisors as to the particular tax consequences to them of the exchange offer, including the effect of any U.S. federal, state or local, non-U.S. or other tax laws.

ERISA CONSIDERATIONS

        The following summary regarding certain aspects of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code is based on ERISA and the Code, each as amended by the subsequent legislation (including by the Pension Protection Act of 2006), judicial decisions, and United States Department of Labor ("DOL") and IRS regulations and rulings that are in existence on the date of this prospectus. This summary is general in nature and does not address every issue pertaining to ERISA that may be applicable to us, the original notes, the exchange notes or a particular investor. Accordingly, each holder should consult with its own counsel in order to understand the issues relating to ERISA and the Code that affect or may affect the investor with respect to this investment.

        ERISA and the Code impose certain requirements on employee benefit plans subject to ERISA and plans subject to section 4975 of the Code (each such employee benefit plan or plan, a "Plan"), any entities whose underlying assets include plan assets by reason of a Plan's investment in such entities, and on those persons who are "fiduciaries" as defined in section 3(21) of ERISA and section 4975 of the Code with respect to Plans. In considering an investment of the assets of a Plan subject to Title I of ERISA in the exchange notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of a Plan subject to Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan. In addition, ERISA generally requires fiduciaries to hold all assets of a Plan subject to Title I of ERISA in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan subject to Title I of ERISA should consider whether an investment in the exchange notes satisfies these requirements.

        An investor who is considering acquiring exchange notes with the assets of a Plan must consider whether the acquisition and holding of the exchange notes will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a "party in interest" as defined in section 3(14) of ERISA or a "disqualified person" as defined in section 4975(e)(2) of the Code with respect to such Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the original notes) or extensions of credit between a Plan and a party in interest or disqualified person. Section 406(b) of ERISA and sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit (for example when a fiduciary of a Plan uses its position to cause the Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration). A prohibited transaction under section 406(b) of ERISA or section 4975(c)(1)(E) or (F) of the Code generally will not occur with respect to a Plan investor's acquisition or holding of exchange notes if (a) none of Caterpillar, the Trustee, exchange agent or any of their respective affiliates (the "Affected Persons") is a "fiduciary" within the meaning of section 3(21) of ERISA or section 4975(e)(3) of the Code with respect to such investor or (b) the investment decision to acquire the exchange notes was made by a "fiduciary" within the meaning of section 3(21) of ERISA or section 4975(e)(3) of the Code with respect to such investor other than the Affected Persons and neither such fiduciary nor the investor has relied on any advice or recommendation from the Affected Persons as a basis for the decision to acquire the exchange notes.

        ERISA and the Code contain certain exemptions from the prohibited transactions described above and the DOL has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in section 406(b) of ERISA and sections 4975(c)(1)(E) and (F) of the Code. Exemptions include section 408(b)(17) of ERISA and section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; DOL Prohibited Transaction Class Exemption ("PTCE") 95-60 applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions will be available with respect to the acquisition of the exchange notes. Under section 4975 of the Code, excise taxes are imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such).

        As a general rule, governmental plans (as defined in section 3(32) of ERISA) ("Governmental Plans"), church plans (as defined in section 3(33) of ERISA) that have not made an election under section 410(d) of the Code ("Church Plans") and non-U.S. plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of such plans may be invested without regard to the fiduciary and prohibited transaction considerations described above. Although a Governmental Plan, a Church Plan or a non-U.S. plan is not subject to ERISA or section 4975 of the Code, it may be subject to other U.S. federal, state, or local laws or non-U.S. laws that regulate its investments (a "Similar Law"). A fiduciary of a Governmental Plan, a Church Plan or a non-U.S. plan should make its own determination as to the requirements, if any, under any Similar Law applicable to the acquisition of the exchange notes.

        The exchange notes may be acquired by a Plan, a Governmental Plan, a Church Plan, a non-U.S. plan or an entity whose underlying assets include the assets of a Plan or by a Governmental Plan, a Church Plan, or a non-U.S. plan, but only if the acquisition will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code or a violation of Similar Law. Therefore, the original notes may not be exchanged for exchange notes or transferred to any investor unless such investor represents to us and the Trustee that (A) (i) it is not (1) a Plan, a Governmental Plan, a Church Plan, or a non-U.S. plan, or (2) an entity whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan, or a non-U.S. plan, (ii) it is a Plan or an entity whose underlying assets include the assets of a Plan that is either (1) acquiring the exchange notes in reliance on the availability of a prohibited transaction exemption contained in ERISA or the Code or granted by the DOL, and the exchange of the original notes and the acquisition, holding and disposition of the exchange notes will not result in a non-exempt prohibited transaction under section 406(b) of ERISA or section 4975(C)(1)(E) or (F) of the Code or (2) it will provide an opinion of counsel satisfactory to us and the Trustee that such exchange, acquisition, holding and disposition is not a prohibited transaction under section 406 of ERISA or section 4975 of the Code, or (iii) it is a Governmental Plan, a Church Plan or a non-U.S. plan that is not subject to (1) ERISA, (2) section 4975 of the Code or (3) any Similar Law that prohibits or taxes (in terms of an excise or penalty tax) the exchange of the original notes or the acquisition, holding and disposition of the exchange notes; and (B) it will notify us and the Trustee immediately if, at any time, it is no longer able to make the representations contained in clause (A) above. Any purported transfer of the exchange notes to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.

 PLAN OF DISTRIBUTION

        Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that exchange notes issued under this exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of original notes who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or any broker-dealer who purchased the original notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its original notes in the exchange offer, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original securities where such original securities were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes and the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes and the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

        Notwithstanding the foregoing, we may suspend the use of this prospectus by broker-dealers under specified circumstances. For example, we may suspend the use of this prospectus if:

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  the SEC issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

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  we receive notification of the suspension of the qualification of the exchange notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose; or

  •
  we determine that the use of this prospectus must be suspended due to the happening of any event that requires the making of any changes to the registration statement of which this prospectus forms a part or this prospectus so that the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading.

        We will not receive any proceeds from the issuance of exchange notes in the exchange offer.

 LEGAL MATTERS

        The validity of the exchange notes offered in the exchange offer and certain other legal matters will be passed upon by Sidley Austin LLP, New York, New York.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

        We and Caterpillar each file annual, quarterly and current reports, proxy statements (Caterpillar only) and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings (file number 001-11241) and the filings of Caterpillar (file number 001-00768) are also available to the public at the SEC's web site at http://www.sec.gov. Copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to these reports filed or furnished with the SEC are available free of charge through Caterpillar's Internet site (www.caterpillar.com/secfilings) as soon as reasonably practicable after filing with the SEC. None of the information contained at any time on either our Internet site or Caterpillar's Internet site is incorporated by reference into this prospectus. You may also obtain and review the reports and other information concerning us at the offices of the New York Stock Exchange.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 16, 2016;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 2, 2016, August 3, 2016 and November 2, 2016;

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  our Current Reports on Form 8-K filed with the SEC on February 26, 2016, April 5, 2016, May 18, 2016, June 10, 2016, June 13, 2016, August 9, 2016, September 7, 2016, September 14, 2016, September 21, 2016, September 27, 2016, October 7, 2016, December 21, 2016 and January 12, 2017; and

  •
  any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the consummation or termination of the exchange offer.

        We are not, however, incorporating by reference any documents, or portions of documents, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 of Form 8-K.

        Each of these documents is available from the SEC's website and public reference room described above. In addition, copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to these reports filed or furnished with the SEC are available free of charge through Caterpillar's Internet site (www.caterpillar.com/secfilings). None of the information contained at any time on our Internet site or Caterpillar's Internet site is incorporated by reference into this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning as follows:

Caterpillar Financial Services Corporation
Attention: Legal Department
2120 West End Avenue
Nashville, Tennessee 37203-0001
Telephone: 615-341-1000

        You should not assume that the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement is accurate as of any date other than the date on the front of those documents regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of the Notes. Additional updating information with respect to the matters discussed in this prospectus and any applicable prospectus supplement may be provided in the future by means of appendices or supplements to this prospectus and any applicable prospectus supplement or other documents including those incorporated by reference.

CATERPILLAR FINANCIAL SERVICES CORPORATION

Offer to Exchange

$366,291,000 aggregate principal amount of
Medium-Term Notes, Series H, 1.931% Notes due 2021
(CUSIP Nos. 14913CAA8 and 14913FAA1)
for
$366,291,000 aggregate principal amount of
Medium-Term Notes, Series H, 1.931% Notes due 2021
(CUSIP No. 14912L7D7)
that have been registered under the Securities Act

PROSPECTUS

February 2, 2017